ARTICLES OF INCORPORATION

                                       OF

                         NICKLEBY'S AUCTION GALLERY LTD.

     The undersigned natural persons being more than eighteen (18) years of age, acting as incorporator in order to organize and establish a corporation under and pursuant to the Colorado Corporation Code, as amended, does hereby adopt the following Articles of Incorporation:


                                    ARTICLE I

                                      Name
                                      ----

     The name of the corporation is Nickleby's Auction Gallery Ltd.


                                   ARTICLE II

                               Period of Duration
                               ------------------

     The period of duration of the corporation shall be perpetual unless dissolved according to law.


                                   ARTICLE III

                                     Purpose
                                     -------

     The purpose for which the corporation is organized is to transact any lawful business or to conduct any activity in which a corporation may lawfully engage under the Colorado Corporation Code, as amended.


                                   ARTICLE IV

                          Rights, Powers and Privileges
                          -----------------------------

     In furtherance of the foregoing purpose and in furtherance of the conduct of all of its business and affairs, the corporation shall have and may exercise all the rights, powers and privileges now or hereafter conferred upon corporations organized under the Colorado Corporation Code, as amended, and all other rights, powers and privileges of any kind whatsoever which are necessary, suitable or proper for the accomplishments of its corporate purpose.



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                                   ARTICLE V

                                    Capital
                                    -------

     1.   Authorized  Shares.    The  aggregate   number  of  shares  which  the
          -------------------
corporation shall have the authority to issue is 100,000 shares of common stock, each with no par value.

     The shares of paid stock may be issued from time to time by the board of directors of the corporation for cash, labor, services property or such other consideration as the board of directors may determine, and in all cases shall be deemed fully paid and non-assessable. The judgment of the board of directors as to the adequacy of any consideration received for any shares, options or any other securities which this corporation may at any time be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation.

     Each and every share of stock shall be equal and without preference or classification as between such shares of stock. None such shares of stock shall, in the hands of any person whomsoever, render such person liable to pay any assessment or any obligation or payment on account of the debts or obligations of the corporation.

     2.    Cumulative  Voting.   Each  shareholder of record shall have one vote
           -------------------
for each share of stock standing in his name on the books of the corporation. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

     3.    Preemptive  Rights.    No shareholder of the  corporation  shall have
           -------------------
any preemptive or similar right to acquire or subscribe for: any additional, unissued or treasury shares of stock; other securities of any class; rights, warrants, or options to purchase stock; or, securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

     4.    Warrants.    The board of directors may create and issue at any time,
           ---------
whether or not in connection with the issuance and sale of any shares or securities, rights or options entitling the holders thereof to purchase shares of the capital stock of the corporation. The form of such rights or options, the terms upon which they shall be issued, the price of the shares to be purchased upon the exercise thereof, and the time of exercise shall be determined by the board of directors.





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     5.    Transfer  Restrictions.   The  board  of  directors may  restrict the
           -----------------------
transfer of the corporation's stock by giving the corporation or any other person "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and which is not inconsistent with the laws of the State of Colorado. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the corporation.

     6.    Distributions.    The  board  of  directors  may  from  time  to time
           --------------
distribute to the shareholders, as a dividend or in partial liquidation, out of either stated capital or surplus capital of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the laws of Colorado.


                                   ARTICLE VI

                               Shareholder Voting
                               ------------------

     At all meetings of shareholders, one-third (1/3) of the shares entitled to vote at such meeting represented in person or by proxy shall constitute a quorum. At any meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders; except that the following actions shall require the affirmative vote or concurrence of a majority of all of the outstanding shares of the corporation entitled to vote thereon: (1) adopting an amendment to these Articles of Incorporation; (2) lending money to, guaranteeing the obligations of, or otherwise assisting any of the directors of the corporation; (3) authorizing the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation with or without its goodwill, not in the usual and regular course of business; (4) approving a plan of merger or consolidation; (5) adopting a resolution submitted by the board of directors to dissolve the corporation; (6) adapting a resolution submitted by the board of directors to revoke voluntary dissolution proceedings; and (7) any other action which the Colorado Corporation Code, as amended, requires to be approved by the shareholders.


                                   ARTICLE VII

                            Registered Owner of Stock
                            -------------------------

     The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes including all rights deriving from such shares; and shall not be bound to recognize any


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

equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person including but without limiting the generality hereof, a purchase assignee or transferee of such shares or rights deriving from such shares unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser assignee, transferee or other person. The purchaser, assignee, or transferee of any of the shares of the corporation shall not be entitled to receive notice of the meetings of the shareholders; to vote at such meetings; to be paid dividends or other sums payable to shareholders; or, to own, enjoy or exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee, or transferee has become the registered holder of such shares.


                                  ARTICLE VIII

                               Board of Directors
                               ------------------

     1.    Number of  Directors.   The  number of  directors  shall  be at least
           ---------------------
three; except that there need be only as many directors as there are, or initially will be, shareholders (if the outstanding shares are, or initially will be, held of record by fewer than three shareholders). Subject to this limitation, the number of directors shall be fixed in accordance with the bylaws.

     2.    Initial Board of Directors.   The  initial  board of  directors shall
           ---------------------------
consist of two (2) members.

     The names and addresses of the persons who are to serve as directors of the corporation until the first annual meeting of shareholders, and until their successors shall be elected and shall qualify, are an follows:

             Name                                  Address
             ----                                  -------

         Bruce A. Capra                       6604 W. 67th Avenue
                                              Arvada, C0 80003

         Roland H. Paluczak                   5145 So. Dover Street
                                              Littleton, CO 80123






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                                   ARTICLE IX

                        Provisions for Regulation of the
                        --------------------------------
                           Internal Corporate Affairs
                           --------------------------

     The following provisions are inserted for the management of the business and for the regulation of the internal affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     1.    Bylaws.  The board of directors shall have the power to adopt, alter,
           -------
amend, or repeal, from time to time, such bylaws as it deems proper for the management of the affairs of the corporation. Such bylaws shall not be inconsistent with these Articles of Incorporation and the Colorado Corporation Code, as amended.

     2.    Compensation to Directors.   The board of directors is  authorized to
           --------------------------
make provisions for reasonable compensation to its members for their services as directors. Any director of the corporation may also serve the corporation in any other capacity and receive compensation therefor in any form.

     3.    Conflicts of  Interest.    No contract or other  transaction  between
           -----------------------
the corporation and any other person, firm, partnership, corporation, trust, joint venture, syndicate or other entity shall be in any way affected or invalidated solely by: (a) the fact that any director or officer of the corporation is pecuniarily or otherwise interested in, or is a director, officer, shareholder, employee, fiduciary or member of such other entity; or (b) the fact that any director or officer individually, or jointly with others, or any entity in which any director or officer is in any way interested, may be a party to or may be interested in a contract or other transaction of the corporation.

     4.    Corporate  Opportunities.   The officers, directors and other members
           -------------------------
of management at the corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the corporation has expressed an interest as determined from time to time by the board of directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management shall be disclosed promptly to the corporation and made available to it. The board of directors may reject any business opportunity presented to it, and thereafter each officer, director or member of management may avail himself of such opportunity. Until such time as the corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management shall be free to engage in that area of interest on their own; and this doctrine shall not limit the rights of any officer, director or other member of management to


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continue a business  existing  prior to the time that such area of  interest  is designated by the corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from duties which he may have to the corporation.

     5.   Indemnification.    The corporation shall indemnify each incorporator,
          ----------------
director and officer, and their heirs, executors, personal representatives and administrators to the fullest extent allowed by the laws of Colorado.

     6.  Director  Liability.   A  director  of  the  corporation  shall  not be
         --------------------
personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law; (iii) for acts or omissions described under Section 7-5-114 of the Colorado Corporation Code; or (iv) for any transaction from which the director derived any improper personal benefit.


                                    ARTICLE X

                          Registered Office and Agent
                          ---------------------------

     The address of the initial registered office of the corporation is 1951 South Broadway, Denver, Colorado 80210, and the name of the initial registered agent of the corporation at such address is Bruce A. Capra. Either the registered office or agent may be changed in the manner permitted by law.


                                   ARTICLE XI

                                  Incorporator
                                  ------------

     The name and address of the incorporator of the corporation are Ted M. Merriam, 1625 Broadway, Suite 770, Denver, CO 80202.



     IN WITNESS WHEREOF, I, the undersigned, being the incorporator designated in Article XI above, have executed these Articles of Incorporation in duplicate on March 16, 1994.




                                        /s/ Ted H. Merriam
                                        ----------------------------------------



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STATE OF COLORADO                )
                                 )  ss.
CITY AND COUNTY OF DENVER        )

     I, Florence L. Hardgrove, a Notary Public, hereby certify that Ted R. Merriam, known to me to be the person whose name subscribed to the foregoing Articles of Incorporation, appeared before me this day in person and being by me first duly sworn, acknowledged and declared that Ted R. Merriam signed said Articles of Incorporation as his free and voluntary act and deed for the uses and purposes therein set forth and that the statements therein contained are true.

     Witness my hand and notarial seal this 16th day of March, 1994.

     My commission expires: 6-26-95

                                          Florence L. Hardgrove
                                          ---------------------------
                                          Notary Public





                                                              (stamp
                                                         FLORENCE L. HARDGORVE
                                                             NOTARY PUBLIC
                                                           STATE OF COLORADO)



















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